Exhibit 10.3
AMENDED AND RESTATED
COMMERCE BANCSHARES, INC.
RESTRICTED STOCK PLAN
     This Restricted Stock Plan originally adopted by Commerce Bancshares, Inc. on the 4th day of October, 1991 is restated with all amendments as of July 24, 2009.
1.	DEFINITIONS.
a.	“Company” shall mean Commerce Bancshares, Inc., a Missouri corporation.

b.	“Common Stock” shall mean shares of the Company’s $5 par value common stock.

c.	“Subsidiary” shall mean any corporation in which the Company owns or hereafter owns, directly or indirectly, stock possessing not less than 50% of the total combined voting power of all classes of stock in such corporation.

d.	“Restricted Stock Awards” or “Awards” shall mean Awards of Common Stock granted pursuant to the Plan.

e.	“Plan” means the Commerce Bancshares, Inc. Restricted Stock Plan as described herein.

f.	“Committee” shall mean the Compensation and Human Resources Committee of the Board of Directors of the Company, which shall consist solely of two or more directors who are “non-employee directors” under Rule 16b-3(b)(3) promulgated under the Securities Exchange Act of 1934, as amended, or any successor provision thereto, and “outside directors” within the meaning of Treasury Regulation 1.162-27(e)(3)(i).

g.	“Participant” means individual to whom an Award is granted.

h.	“Restriction Period” means the duration of time over which a Restricted Stock Award is to vest as determined by the Committee.

i.	“Qualifying Retirement” shall mean retirement of a Participant who has (i) attained the age of 60 and (ii) agreed to the terms of the covenant not to compete set forth in the Agreement.

j.	“Agreement” shall mean the Commerce Bancshares, Inc. Restricted Stock Award Agreement.

k.	“Performance Goals” shall mean revenue, earnings, earnings per share, pre-tax earnings and net profits, stock price, market share, costs, return on equity, efficiency ratio (non-interest expense, divided by total revenue), asset management, asset quality, asset growth and budget achievement. Performance Goals need not be the same with respect to all Covered Employees and may be established separately for the Company as a whole or for its various groups, divisions, subsidiaries and affiliates and may be established as a comparison to peers.
l.	“Covered Employees” shall mean individuals who are covered employees within the meaning of Section 162(m)(3) of the Code.
2.	PURPOSE.
     The purpose of the Plan is to promote the interests of the Company and its shareholders by providing a means through the grant of Awards hereunder for the Company to retain and attract personnel who contribute to the growth and development of the Company and its Subsidiaries by providing additional incentive to such personnel by offering a greater interest in the continued success of the Company through increased stock ownership.
3.	STOCK SUBJECT TO PLAN.
     Subject to the provisions of Section 7 hereof, the total number of shares of Common Stock subject to Restricted Stock Awards under the Plan shall not exceed 616,496. Shares subject to Awards under the Plan may be either authorized and unissued shares or issued shares which are reacquired by the Company and held in its treasury. Shares which have been awarded but which have been forfeited pursuant to Section 6(d) hereof shall be added to the shares otherwise available for Awards under the Plan. The maximum number of shares of Common Stock that may be granted under Restricted Stock Awards in any one calendar year to any Covered Employee is 50,000.
4.	ADMINISTRATION.
     The Plan shall be administered by the Committee which shall have full authority in its sole discretion to determine the employees of the Company and its Subsidiaries to whom Awards shall be granted, the number of shares subject to each such Award, the time or times at which restrictions relative to such Awards shall otherwise lapse or expire and the time or times when Awards may be granted. All questions of interpretation and application of the Plan and of any Awards granted pursuant hereto shall be determined by the Committee. No member of the Committee shall be liable for any action, determination or interpretation under any provision of the Plan or otherwise if done in good faith and any decision made or action taken by the Committee arising out of or in connection with the construction, administration, interpretation and effect of the Plan shall be within the absolute discretion of the Committee and shall be conclusive and binding upon all persons.
5.	ELIGIBILITY.
     The Committee may select from among the officers, executives and management personnel of the Company or its Subsidiaries those individuals to whom an Award shall be granted, giving consideration to the duties of the respective employees, their contributions to the Company and its Subsidiaries, and such other factors as the Committee shall deem relevant to accomplish the purpose of this Plan. No member of the Committee and no member of the Board of Directors of the Company, unless such director is also an officer or employee of the Company or any Subsidiary, shall be eligible to receive any Restricted Stock Award under this Plan.
6.	GRANT OF RESTRICTED STOCK AWARDS.
     Each Restricted Stock Award shall be evidenced by one or more stock certificates registered in the name of the Participant and an agreement to be entered into by the Participant and the Company, the terms and conditions of which may include but are not limited to the following:
a.	NUMBER OF SHARES: The agreement shall state the total number of shares of Common Stock to which it pertains.

b.	RESTRICTION PERIOD: The Restriction Period for any Award granted under the Plan shall be determined by the Committee and shall have a duration of not more than ten years from the date the Award is granted. An Award is considered to be vested when the restriction period lapses. Upon vesting, the certificate representing such Award shall be delivered to the Participant together with stock power. Restricted Stock Awards may have different Restriction Periods and an Award may provide varying Restriction Periods so as to permit the vesting of an Award in installments in the discretion of the Committee.

c.	TRANSFER RESTRICTIONS: A Participant shall be required to deposit the certificate or certificates for all shares of Common Stock received pursuant to an Award together with stock powers or other instruments of transfer appropriately endorsed in blank with the Secretary of the Company. Such shares shall not be sold, exchanged, assigned, transferred, discounted, pledged or otherwise disposed of during the Restriction Period. The shares shall be released from the restrictions described herein, in whole or in installments, at such date or dates as may be determined by the Committee at the time of the Award, and a Participant’s right to have an Award released from the transfer restrictions shall accrue only if the Participant shall have remained in the continuous employment of the Company since the date of the Award.

d.	TERMINATION OF EMPLOYMENT: In the event that a Participant’s employment terminates by reason of death or the disability (as determined by the Participant establishing his eligibility to receive Social Security disability benefits) of the Participant, the Restriction Period shall be deemed to lapse as of the date of death or disability on that part of the Award which equals the portion of the Restricted Period, measured in full and partial months, completed before the date of death or disability, and the shares of Common Stock constituting such portion of the Award shall be distributed pursuant to subsection (h) hereof in the event of the Participant’s death or to the Participant in the event of disability. The Committee shall in its sole discretion determine any effect of approved leaves of absence and all other matters relating to “continuous employment,” and any such determination shall be final and conclusive. Employment by the Company shall be deemed to include employment by and to continue during any period in which a Participant is in the employment of a Subsidiary.
In the event that a Participant’s termination of employment prior to the end of the Restriction Period constitutes a Qualifying Retirement, and if the Participant complies with the terms of the covenant not to compete set forth in the Agreement, then, on the date on which the Restriction Period ends, Participant shall become fully vested in the part of an Award which equals the portion of the Restriction Period (measured in full and partial months) completed before the date of Qualifying Retirement and shares of Common Stock constituting such portion of the Award shall be delivered to Participant as soon as reasonably practicable thereafter. In such case, the Participant shall forfeit the remainder of the Award at the time of the Qualifying Retirement. The sale or transfer restriction shall continue to apply until the end of the Restriction Period and the portion of the Award that will vest upon the date the Restriction Period ends shall be forfeited if the Participant violates the covenant not to compete. If the Participant dies or becomes disabled (as determined by the Participant establishing his eligibility to receive Social Security disability benefits) after the date of his Qualifying Retirement, but prior to end of the Restriction Period, and if Participant has not violated the terms of the covenant not to compete as set forth in the Agreement, Participant will immediately vest in the portion that Participant would otherwise receive under this paragraph and shares of Common Stock constituting such portion shall be distributed pursuant to subsection (h) hereof in the event of Participant’s death or to Participant in the event of disability.
Notwithstanding the foregoing, the Committee shall have the authority to provide in any Award agreement, or to amend any Award agreement to provide, that in the event a Participant’s termination of employment prior to the end of the Restriction Period constitutes a Qualifying Retirement, the Participant shall become fully vested in the Award.
e.	ASSIGNABILITY: Except as provided in subsection (h) of this Section, no benefit payable under or interest in the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge and any such attempted action shall be void and no such benefit or interest shall be in any manner liable for or subject to debts, contracts, liabilities, engagements, or torts of any Participant or beneficiary.

f.	RIGHTS AS A STOCKHOLDER: The Participant shall have the right to receive cash dividends during the Restriction Period, to vote Common Stock subject to an Award and to enjoy all other stockholder rights except that (i) the Participant shall not be entitled to delivery of the stock certificate until the Restriction Period shall have lapsed and (ii) the Participant may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the Stock during the Restriction Period.

g.	CHANGE IN CONTROL: Notwithstanding any other provision of the Plan to the contrary, in the event of a Change in Control the restrictions applicable to any

Restricted Stock Award shall lapse, and such Restricted Stock Award shall become free of all restrictions and become fully vested and transferable.
For purposes of the Plan, a “Change in Control” shall mean the happening of any of the following events:
(i)	any Person is or becomes the “beneficial owner” (within the meaning of Rule 13d-3 promulgated under Section 13 of the Securities Exchange Act of 1934 (the “Exchange Act”)), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates other than in connection with the acquisition by the Company or its affiliates of a business) representing 20% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company’s then outstanding securities; or

(ii)	the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on August 2, 1996, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on August 2, 1996 or whose appointment, election or nomination for election was previously so approved; or

(iii)	there is consummated a merger or consolidation of the Company (or any direct or indirect subsidiary of the Company) with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 80% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its subsidiaries other than in connection with the acquisition by the Company or its subsidiaries of a business) representing 20% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company’s then outstanding securities; or
(iv)	the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated a sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 80% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.
For purposes of the above definition of Change in Control, “Person” shall have the meaning set forth in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.
h.	DESIGNATION OF BENEFICIARY: Each Participant who shall be granted a Restricted Stock Award under the Plan may designate a beneficiary or beneficiaries and may change such designation from time to time by filing a written designation of beneficiary with the Secretary of the Company, provided that no such designation shall be effective unless received prior to the death of such Participant. In the absence of such designation or if the beneficiary or beneficiaries so designated shall not survive the Participant, the certificate or certificates evidencing the Award shall be delivered over to the estate of the Participant.

i.	OTHER PROVISIONS: The agreements authorized under this Plan may contain such other provisions as the Committee shall deem advisable.

j.	With respect to Covered Employees, individual Restricted Stock Awards may qualify as performance-based compensation. In so qualifying awards, the Committee, in its sole discretion, may set restrictions on the grant of the Award that are based upon the achievement of Performance Goals. With respect to each Restricted Stock Award to a Covered Employee which the Committee determines should qualify as performance-based compensation, the following requirements shall be met:
(i) Each Performance Goal shall be specifically defined in advance by the Committee and may include or exclude specified items of an unusual, non-recurring or extraordinary nature.

(ii) Each Performance Goal must be sufficiently objective that a third party having knowledge of the relevant facts could determine whether the Performance Goal has been met.
(iii) Different Awards may be set by the Committee based on achievement of certain Performance Goals or specified levels of achieving the Performance Goals. However, no Restricted Stock Award shall be paid to any Covered Employee if the applicable minimum Performance Goal(s) are not achieved.
(iv) Performance Goals shall be set by the Committee no later than the earlier of (i) 90 days after the commencement of the period of service to which the Performance Goal relates, or (ii) the end of the period that constitutes the first twenty-five percent (25%) of the period of service to which the Performance Goal relates; provided that the outcome is substantially uncertain at the time the Committee actually establishes the Performance Goal.
(v) The Committee shall have no discretion to increase the amount of compensation that otherwise would be due upon attainment of a Performance Goal, although the Committee may have discretion to deny an award or to adjust downward the compensation payable pursuant to a Restricted Stock Award, as, in the Committee’s sole judgment, is prudent based upon the Committee’s assessment of the Covered Employee’s performance and the Company’s performance during the relevant measuring period.
(vi) Notwithstanding the foregoing, no award shall be paid to a Covered Employee before the Committee certifies in writing that such Covered Employee met the requirements of the applicable Performance Goal.
7.	CHANGES IN CAPITAL STRUCTURE.
     The aggregate number of shares of Common Stock on which Awards may be granted to persons participating under the Plan and the number of shares thereof covered by each outstanding Award shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares or other capital adjustment or the payment of a stock dividend or other increase or decrease in such shares effected without receipt of consideration by the Company; provided, however, that any fractional shares resulting from such adjustment shall be eliminated and any additional certificates evidencing shares of Common Stock to be issued pursuant to a stock dividend or other increase in such shares shall be delivered to and held by the Secretary of the Company subject to the terms of the agreement entered into by the Participant and the Company.

8.	RIGHT OF COMPANY TO TERMINATE EMPLOYMENT.
     Neither the establishment of the Plan nor the granting of any Award hereunder shall confer upon the recipient thereof any right to be continued in the employ of the Company or a Subsidiary, and the Company and its Subsidiaries expressly reserve the right to discharge any Participant whenever the interest of the Company or its Subsidiaries may so require without liability to the Company or its Subsidiaries, the Board of Directors of the Company or its Subsidiaries, or the Committee.
9.	TAXES.
a.	The person entitled to receive shares of Common Stock pursuant to the Award will be given notice as far in advance as practicable to permit cash payment for applicable withholding taxes to be made to the Company. The Company may defer making delivery of the certificate representing the shares until indemnified to its satisfaction with respect to any such withholding tax.

b.	Notwithstanding the foregoing, when an Award shall have vested and a Participant is required to pay to the Company an amount required to be withheld under applicable federal, state, local and payroll taxes, the Participant may satisfy this obligation in whole or in part by electing (the “Election”) to have the Company withhold shares of Common Stock having a value equal to the amount required to be withheld. The value of the shares to be withheld shall be based on the last sale price of the Common Stock as reported by the Automated Quotation System of the National Association of Securities Dealers on the date that the amount of tax to be withheld shall be determined (“Tax Date”). Each Election must be made on or prior to the Tax Date. The Committee may disapprove any Election or may suspend or terminate the right to make Elections. An Election is irrevocable.
10.	AMENDMENT OF THE PLAN.
     The Board of Directors of the Company may, by resolution, amend or revise the Plan except that, without shareholder approval, no such amendment shall increase the maximum aggregate number of shares which may be granted under the Plan except as provided in Section 7 or changes the class of eligible employees, and no such amendment may without the Participant’s consent amend, suspend or terminate rights or obligations pursuant to outstanding Restricted Stock Awards.
11.	EFFECTIVE DATE.
     The Plan shall be effective as of October 4, 1991.